Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Genesis Microchip Inc.

We consent to the use of our report dated June 7, 2005 relating to the consolidated balance sheets of Genesis Microchip Inc. as at March 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended March 31, 2005, incorporated herein by reference .

/s/ KPMG LLP

Toronto, Canada
November 10, 2005